                                                                                                                                    Exhibit 99.1

FROM:	Ursula H. Moran (973) 617-5756	Louis Lipschitz (973) 617-5755
	Investor Relations	Chief Financial Officer

FOR:	Toys “R” Us, Inc.	Susan McLaughlin (201) 599-8090
	(NYSE: TOY)	Media Relations

FOR IMMEDIATE RELEASE

TOYS “R” US REPORTS 2003 SECOND QUARTER RESULTS

WAYNE, NEW JERSEY, August 18, 2003- Toys “R” Us, Inc. today announced results for its second quarter ended August 2, 2003.  Total sales were $2.14 billion for the second quarter, up 3.3% from $2.07 billion for the second quarter of 2002.  Excluding the impact of currency translation, total sales increased 0.6% for the second quarter.  Year-to-date sales in U.S. dollars were $4.31 billion this year, up 3.4% (0.8% excluding currency) from last year’s $4.17 billion.

The company reported a net loss of ($11) million, or ($0.05) per share, for the second quarter of 2003, compared with a net loss of ($17) million, or ($0.08) per share, for the second quarter of 2002.  For the six month period ended August 2, 2003, the company reported a net loss of ($18) million or ($0.08) versus a net loss of ($21) million or ($0.10) per share for the comparable period in 2002. The company commenced implementation of Emerging Issues Task Force Issue No. 02-16, “Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor” (EITF 02-16) during the first quarter of 2003 and continued this implementation during the second quarter.  The implementation of the provisions of EITF 02-16 unfavorably impacted the company’s second quarter 2003 results by $6 million, net of tax, or by $0.03 per diluted share, and negatively impacted results for the six-months ended August 2, 2003 by $15 million, net of tax, or $0.07 per diluted share.  EITF 02-16 has no impact on the company’s cash flows.  The six-month results for 2003 also include severance charges amounting to $0.04 per share.  (All per share figuresrefer to diluted per share amounts.)

Operating earnings for the second quarter of 2003 were $15 million versus $3 million for the prior year comparable quarter. For the six-month period ended August 2, 2003, operating earnings were $33 million compared with $25 million in the prior year period.  Excluding the impact of EITF 02-16, operating earnings for the second quarter of 2003 would have been $24 million compared to last year’s $3 million. For the six-month period this year, operating earnings, excluding EITF 02-16, would have been $56 million versus $25 million for the comparable six-month period last year.  Again, excluding the impact of EITF 02-16, the net loss for the second quarter would have been ($5) million and loss per share would have been ($0.02), compared to a net loss of ($17) million and a loss per share of ($0.08) for the second quarter of 2002.  The net loss for the six-month period would have been ($3) million or ($0.01) per share excluding EITF 02-16, versus a net loss of ($21) million or ($0.10) per share for the comparable prior year period.

John Eyler, Chairman and Chief Executive Officer, said, “We were pleased with the performance of our overall portfolio of businesses during the second quarter.  Despite the ongoing challenges of the external environment we achieved solid sales increases in our Babies “R” Us, International and Toysrus.com divisions.  We made outstanding progress in inventory management during the quarter; at quarter end total inventories, excluding currency impact, were down 1.0% versus last year, and our U.S. toy store inventories were down $47 million or 3.0%.  The quality and freshness of our inventory across all our divisions continues to improve. Importantly, the level and excellent condition of our U.S. toy store inventories gives us maximum flexibility in the second half of the year to improve both sales and earnings trends in that division.”

“Our balance sheet and our liquidity remain extremely strong.  We ended the second quarter with no short-term borrowings and more than $900 million in cash.  We have $400 million remaining on our shelf registration to replace debt that will mature in early 2004; we successfully placed $400 million of ten-year bonds in early April.

As we have discussed previously, our plan is to return to the debt markets in the fall to cover the balance of our maturing obligations.

“Our seasonal borrowing requirements, if any, will be met by utilizing our revolving credit facilities.  These facilities total $885 million and consist of a 364-day revolving credit facility for $200 million maturing in May 2004, and our 5-year $685 million facility, which matures in 2006.  Together these facilities ensure we will continue to have significant excess liquidity, which we believe is desirable during uncertain economic times.  As we have stated previously, we continue to plan for capital expenditures of less than $350 million in 2003, roughly in-line with our anticipated depreciation expense.  Thus, we believe we will improve upon 2002’s free cash flow of $176 million this year.

Mr. Eyler concluded, “We were disappointed in the sales performance of our U.S. toy stores and the impact that weak sales had on operating results in the division.  However, our operating discipline was strong and we made significant progress in improving our inventory position during the quarter.  At the end of the first quarter, U.S. toy store inventories were up $68 million versus last year.  As a result of a great deal of focus and hard work on the part of our merchandising and our planning and allocation teams, we ended the second quarter with our U.S. toy store inventories down $47 million versus the same period last year – a $115 million favorable swing.  This increases our purchasing flexibility to reorder best selling items and drive sales growth during the second half.

“We continue to be committed to reducing our expenses while improving the effectiveness and efficiency of our company.  We continue to believe it is prudent to plan our business conservatively in the current environment.  Our annual earnings guidance of $1.15 per share in 2003, excluding the impact of EITF 02-16, has not changed since the first quarter call.  We remain comfortable with that estimate.”

Business Segment Performance

In the U.S. Toy Store division, comparable store sales decreased 2.4% for the second quarter of 2003.  This was primarily attributable to the video game business, which declined 18% during the second quarter.  Operating earnings for the second quarter were $10 million versus $24 million in 2002.  Excluding the impact of EITF 02-16, operating earnings would have been $19 million for the second quarter of 2003.  Operating earnings for the six months ended August 2, 2003 were $25 million versus $49 million for the comparable period in 2002.  Excluding the impact of EITF 02-16, operating earnings would have been $43 million for the six months ended August 2, 2003.

In the International division, comparable toy store sales in local currencies increased 4.2% during the second quarter on top of an 8.9% gain last year.  Operating earnings were $4 million for the second quarter both this year and last year.  Operating losses for the first six-months of 2003 were ($7) versus ($10) million for the comparable period in 2002.

The Babies “R” Us business posted a 13% increase in total sales, a 4.2% increase in comparable store sales and a 24% increase in operating earnings to $46 million from $37 million for the second quarter.  Babies “R” Us achieved an operating income rate of 10.6% for the second quarter.  Five new Babies “R” Us stores opened during the first six-months of the year.  Approximately 10 additional new store openings are planned in 2003.

At Toysrus.com, second quarter 2003 sales totaled $51 million, an increase of 21% from 2002 sales of $42 million.  Sales for the first six months of 2003 were $110 million compared to $88 million in 2002, a 25% increase.  The operating loss for the second quarter of 2003 was reduced to ($8) million, an improvement of 43% over an operating loss of ($14) million for the second quarter of 2002.  For the six months ended August 2, 2003 the operating loss was ($16) million versus an operating loss of ($28) million for the comparable period in 2002.

The Kids “R” Us business reported a 9.1% comparable store sales decline for the second quarter of

2003, and total sales for the second quarter and the six months ended August 2, 2003 were $70 million, and $171 million respectively, down from $83 million and $210 million, respectively for 2002.  The decline in total sales is partially a result of the fact that 37 Kids “R” Us stores were closed during 2002 as part of a restructuring initiative announced in January 2002.

Implementation of Emerging Issues Task Force Issue No. 02-16 “Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor” (EITF 02-16)

As noted above, the company commenced implementation of EITF 02-16 during the first quarter of 2003 and continued this implementation during the second quarter.  This implementation will continue in each quarter of 2003. Based on the transition rules that the company must follow, it is required to implement EITF 02-16 prospectively beginning in 2003 which impacts operating earnings.  Consequently, the implementation of EITF 02-16 unfavorably impacted the second quarter 2003 reported results by $9 million ($6 million, net of tax), or by $0.03 per share.  Reported results for the six months ended August 2, 2003 were unfavorably impacted by $23 million ($15 million, net of tax), or $0.07 per share.  The implementation of EITF 02-16 has no impact on cash flows.  For a more detailed discussion of EITF 02-16 please refer to the company’s first quarter press release dated May 19, 2003 or to pages 7, 11-12, and 19-20 of the company’s Form 10-Q for the quarter ended May 3, 2003.

Toys “R” Us, one of the world’s leading retailers of toys, children’s apparel and baby products, currently sells merchandise through 1,609 stores worldwide: 679 toy stores in the United States; 556 international toy stores, including licensed and franchise stores; 188 Babies “R” Us stores, 146 Kids “R” Us children’s clothing stores, 36 Imaginarium stores, and 4 Geoffrey stores, and through its Internet sites at www.toysrus.com, www.babiesrus.com, www.imaginarium.com and www.giftsrus.com.

Second quarter ended:	08/02/2003	08/03/2002

Net sales	$2,138,000,000	$2,070,000,000
Operating earnings	$15,000,000	$3,000,000
Loss before income taxes	$(17,000,000)	$(27,000,000)
Net loss	$(11,000,000)	$(17,000,000)
Basic and diluted loss per share	$(0.05)	$(0.08)
Average basic and diluted shares outstanding	$213,300,000	$208,600,000

Six months ended:	08/02/2003	08/03/2002

Net sales	$4,308,000,000	$4,165,000,000
Operating earnings	$33,000,000	$25,000,000
Loss before income taxes	$(28,000,000)	$(33,000,000)
Net loss	$(18,000,000)	$(21,000,000)
Basic and diluted loss per share	$(0.08)	$(0.10)
Average basic and diluted shares outstanding	$213,100,000	$202,800,000

This press release contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby.  All statements herein that are not historical facts, including statements about our beliefs or expectations, are forward-looking statements.  We generally identify these statements by words or phrases such as "anticipate," "estimate," "plan," "expect," "believe," "intend," “will," "may," and similar words or phrases.  These statements discuss, among other things, our strategy, store openings and renovations, future financial or operational performance, anticipated cost savings, results of restructurings, anticipated domestic or international developments, and other goals, targets and future occurrences and trends.  These statements are subject to risks, uncertainties and other factors, including, among others, competition in the retail industry, seasonality of our business, changes in consumer preferences and consumer spending patterns, general economic conditions in the United States and other countries in which we conduct our business, our ability to implement our strategy, availability of adequate financing, our dependence on key vendors of our merchandise, international events affecting the delivery of toys and other products to our stores, economic, political and other developments associated with our international operations, and risks, uncertainties and factors set forth in our reports and documents filed with the Securities and Exchange Commission (which reports and documents should be read in conjunction with this press release).  We believe that all forward-looking statements are based upon reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, you should not place undue reliance on these statements.  Forward-looking statements speak only as of the date when made, and we undertake no obligation to update these statements in light of subsequent events or developments.  Actual results and outcomes may differ materially from anticipated results or outcomes discussed in forward-looking statements.

TOYS “R” US, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share information)
(unaudited)

	QUARTER ENDED
	August 2, 2003, as reported	Adjustments	August 2, 2003, excluding impact of EITF 02-16	August 3, 2002, as reported
Net sales	$2,138	$-	$2,138	$2,070
Cost of sales	1,401	30	1,431	1,400

Gross margin	737	(30)	707	670

Selling, general and administrative expenses	641	(39)	602	590
Depreciation and amortization	81	-	81	77

Total operating expenses	722	(39)	683	667

Operating earnings	15	9	24	3
Interest expense - net	32	-	32	30

(Loss) before income taxes	(17)	9	(8)	(27)
Income taxes	(6)	3	(3)	(10)

Net (loss)	$(11)	$6	$(5)	$(17)

Basic and diluted (loss) per share	$(0.05)	$0.03	$(0.02)	$(0.08)

Average basic and diluted shares outstanding	213.3		213.3	208.6

Note:  The 2003 presentations above have been impacted by the provisions of Emerging Issues Task Force Issue No. 02-16, “Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor,” (EITF 02-16).  To help investors better understand how this impacted its results, the company has adjusted its 2003 results, as reported, to a non-GAAP presentation to be comparable with its 2002 results, as previously reported.

TOYS “R” US, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share information)
(unaudited)

	SIX MONTHS ENDED
	August 2, 2003, as reported	Adjustments	August 2, 2003, excluding impact of EITF 02-16	August 3, 2002, as reported
Net sales	$4,308	$-	$4,308	$4,165
Cost of sales	2,821	58	2,879	2,813

Gross margin	1,487	(58)	1,429	1,352

Selling, general and administrative expenses	1,293	(81)	1,212	1,171
Depreciation and amortization	161	-	161	156

Total operating expenses	1,454	(81)	1,373	1,327

Operating earnings	33	23	56	25
Interest expense - net	61	-	61	58

(Loss) before income taxes	(28)	23	(5)	(33)
Income taxes	(10)	8	(2)	(12)

Net (loss)	$(18)	$15	$(3)	$(21)

Basic and diluted (loss) per share	$(0.08)	$0.07	$(0.01)	$(0.10)

Average basic and diluted shares outstanding	213.1		213.1	202.8

Common shares outstanding at end of period	213.3		213.3	212.3

Note:  The 2003 presentations above have been impacted by the provisions of Emerging Issues Task Force Issue No. 02-16, “Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor,” (EITF 02-16).  To help investors better understand how this impacted its results, the company has adjusted its 2003 results, as reported, to a non-GAAP presentation to be comparable with its 2002 results, as previously reported.

TOYS “R” US, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(In millions)
(unaudited)

	QUARTER ENDED
	August 2, 2003, as reported	Adjustments	August 2, 2003, excluding impact of EITF 02-16	August 3, 2002, as reported
Net sales
Toys “R” Us - U.S.	$1,141		$1,141	$1,191
Toys “R” Us - International	441		441	370
Babies “R” Us	435		435	384
Toysrus.com (1)	51		51	42
Kids “R” Us	70		70	83

Total	$2,138		$2,138	$2,070

Operating earnings / (loss)
Toys “R” Us - U.S.	$10	$9	$19	$24
Toys “R” Us - International	4	-	4	4
Babies “R” Us	46	-	46	37
Toysrus.com, net of minority interest (1)	(8)	-	(8)	(14)
Other (2)	(37)	-	(37)	(48)

Operating earnings	15	9	24	3

Interest expense, net	32	-	32	30

(Loss) before income taxes	$(17)	$9	$(8)	$(27)

(1) Includes Toysrus.com - Japan.

(2) Includes corporate expenses, the operating results of the Kids "R" Us division and the equity in net earnings of Toys - Japan.

Note:  The 2003 presentations above have been impacted by the provisions  of Emerging Issues Task Force Issue No. 02-16, “Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor,” (EITF 02-16).   To help investors better understand how this impacted its results, the company has adjusted its 2003 results, as reported, to a non-GAAP presentation to be comparable with its 2002 results, as previously reported.

TOYS “R” US, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(In millions)
(unaudited)

	SIX MONTHS ENDED
	August 2, 2003, as reported	Adjustments	August 2, 2003, excluding impact of EITF 02-16	August 3, 2002, as reported
Net sales
Toys “R” Us - U.S.	$2,311		$2,311	$2,393
Toys “R” Us - International	825		825	677
Babies “R” Us	891		891	797
Toysrus.com (1)	110		110	88
Kids “R” Us	171		171	210

Total	$4,308		$4,308	$4,165

Operating earnings / (loss)
Toys “R” Us - U.S.	$25	$18	$43	$49
Toys “R” Us - International	(7)	3	(4)	(10)
Babies “R” Us	103	2	105	86
Toysrus.com, net of minority interest (1)	(16)		(16)	(28)
Other (2)	(72)		(72)	(72)

Operating earnings	33	23	56	25

Interest expense, net	61	-	61	58

(Loss) before income taxes	$(28)	$23	$(5)	$(33)

(1) Includes Toysrus.com - Japan.

(2) Includes corporate expenses, the operating results of the Kids "R" Us division and the equity in net earnings of Toys - Japan.

Note:   The 2003 presentations above have been impacted by the provisions of Emerging Issues Task Force Issue No. 02-16, “Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor,” (EITF 02-16).   To help investors better understand how this impacted its results, the company has adjusted its 2003 results, as reported, to a non-GAAP presentation to be comparable with its 2002 results, as previously reported.

TOYS “R” US, INC. AND SUBSIDIARIES
SUMMARY CONSOLIDATED BALANCE SHEETS
(In millions)
(unaudited)
	August 2, 2003	August 3, 2002	February 1, 2003

 ASSETS

Cash and cash equivalents	$925	$449	$1,023
Restricted cash	53	-	60
Merchandise inventories	2,489	2,466	2,190
Other current assets	300	266	287

Total current assets	3,767	3,181	3,560

Property and equipment, net	4,701	4,668	4,763
Goodwill, net and other assets	1,048	981	1,074

Total Assets	$9,516	$8,830	$9,397

LIABILITIES AND STOCKHOLDERS’ EQUITY

Short-term borrowings	$-	$98	$-
Accounts payable	957	1,027	896
Current portion of long-term debt	944	31	379
Other current liabilities	840	826	1,103

Total current liabilities	2,741	1,982	2,378

Long-term debt	1,907	2,401	2,139
Other non-current liabilities	824	707	837
Minority interest in Toysrus.com	7	17	13

Total stockholders’ equity	4,037	3,723	4,030

Total Liabilities and Stockholders’ Equity	$9,516	$8,830	$9,397

TOYS “R” US, INC AND SUBSIDIARIES
SUMMARY STATEMENTS OF CONSOLIDATED CASH FLOWS
(In millions)
(unaudited)

	SIX MONTHS ENDED
	August 2, 2003	August 3, 2002
Cash Flows from Operating Activities:
Net loss	$(18)	$(21)
Depreciation and amortization	161	156
Other	(6)	(10)
Changes in operating assets and liabilities	(523)	(504)

Net cash from operating activities	(386)	(379)

Cash Flows from Investing Activities

Capital expenditures, net	(71)	(199)

Cash Flows from Financing Activities
Short-term borrowings, net	-	98
Long-term borrowings	393	548
Long-term debt repayment	(17)	(135)
Proceeds from issuance of stock and contracts to purchase stock	-	266

Net cash from financing activities	376	777

Effect of exchange rate changes on cash and cash equivalents	(17)	(33)

Cash and Cash Equivalents
Net increase during period	(98)	166
Beginning of period	1,023	283

End of period	$925	$449